UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 28, 2025
(Date of earliest event reported)

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On January 28, 2025, 1-800-FLOWERS.COM, INC. (the “Company”), certain of its U.S. subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, entered into a First Amendment (the “First Amendment”) to the Company’s existing Third Amended and Restated Credit Agreement, dated as of June 27, 2023 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 28, 2023) (the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by the First Amendment, the “Amended Credit Agreement”).

The First Amendment amends the Existing Credit Agreement by, among other modifications, (1) revising the definition of “Consolidated EBITDA” to (x) provide that extraordinary, unusual or non-recurring cash expenses or losses may be added back to Consolidated Net Income in the calculation of Consolidated EBITDA, (y) clarify that expenses or losses in connection with the implementation or integration of operational systems, information technology or similar upgrades are deemed to constitute extraordinary, unusual or non-recurring expenses or losses, and (z) include an additional add-back to Consolidated EBITDA for the amount of any restructuring charge, accrual, reserve (and increases to existing reserves) or expense, (2) clarifying the application of optional prepayments of term loans under the Amended Credit Agreement toward scheduled principal payments of such term loans, and (3) revising the definition of “Consolidated Fixed Charges” to clarify that applicable scheduled principal payments of indebtedness are included in Consolidated Fixed Charges only to the extent not offset by the application of prepayments of such indebtedness.

In the ordinary course of their respective businesses, the lenders and their affiliates have engaged, and may in the future engage, in commercial banking and financing transactions with the Company and its affiliates.

The foregoing summary of certain terms of the First Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02.         Results of Operations and Financial Condition.

On January 30, 2025, the Company issued a press release announcing its financial results for its Fiscal 2025 Second Quarter, ended December 29, 2024. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Form 8-K:

10.1 First Amendment, dated as of January 28, 2025, among 1-800-FLOWERS.COM, INC., the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, to that certain Third Amended and Restated Credit Agreement, dated as of June 27, 2023.

99.1 Press Release dated January 30, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ James Langrock
James Langrock
Senior Vice President, Treasurer and Chief Financial Officer

Date: January 30, 2025